Exhibit 1.1

14,907,573 Shares

Terraform Power, Inc.

Class A Common Stock

EQUITY UNDERWRITING AGREEMENT

October 3, 2019

RBC Capital Markets, LLC

As Representative of the
Several Underwriters

200 Vesey Street
New York, NY 10281

Ladies and Gentlemen:

TerraForm Power, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 14,907,573 shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”). The respective amounts of Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 2,236,135 additional shares of Common Stock (the “Option Shares”) as set forth below.  All references herein to “Underwriters” refer to RBC Capital Markets, LLC.

Subject to the sale of the Firm Shares to the Underwriters and the receipt of applicable regulatory approvals (if any), an affiliate of the Company, BBHC Orion Holdco L.P. (“Brookfield”), has agreed to purchase an aggregate of 2,981,514 shares of Common Stock (the “Brookfield Shares”) from the Company in a concurrent private placement, at a price per share equal to the price paid by the Underwriters hereunder.

As the Representative, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Company and TerraForm Power, LLC, a Delaware limited liability company, (“Terra LLC”) are together referred to as the “YieldCo Parties.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-234076) relating to the Company’s Common Stock and other securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”).  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission under the Act (the “Rules and Regulations”), is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  Promptly after execution and delivery of this equity underwriting agreement (this “Agreement”), the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 430B under the Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Act (“Rule 424”).  Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

As used in this Agreement:

“Applicable Time” means 4:05 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“General Disclosure Package” means the General Use Free Writing Prospectus, the Preliminary Prospectus and the information included on Schedule II hereto, all considered together.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433) that is identified on Schedule III hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“knowledge” means the actual knowledge of the YieldCo Parties.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Preliminary Prospectus” means the preliminary prospectus supplement relating to the Shares that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act immediately prior to the Applicable Time.

“Prospectus” means the final prospectus supplement relating to the Shares and the base prospectus included in the Original Registration Statement, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

“Subsidiaries” means the subsidiaries of the Company as listed in Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2018, incorporated by reference into the Registration Statement, together with the other direct and indirect subsidiaries of the Company.

Unless expressly stated otherwise or the context otherwise requires, any reference to any amendment or supplement to the Preliminary Prospectus, the Prospectus or the General Disclosure Package shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the Preliminary Prospectus, the Prospectus or the General Disclosure Package, respectively, and before the date of such amendment or supplement, and incorporated by reference therein, and any reference to any amendment or supplement to the Registration Statement shall be deemed to include any document filed under the Exchange Act after the effective time of such registration statement, and before the date of such amendment or supplement, and incorporated by reference therein.  All documents filed under the Exchange Act and incorporated by reference in the Prospectus, the Preliminary Prospectus, the Registration Statement or the General Disclosure Package, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.          Representations and Warranties of the YieldCo Parties.  The YieldCo Parties, jointly and severally, represent and warrant to each of the Underwriters as follows:

(a)          (i)          The Registration Statement on Form S-3 (File No. 333-234076) with respect to the Shares (1) has been prepared by the Company in conformity in all material respects with the requirements of the Act and the Rules and Regulations, (2) has been filed with the Commission under the Act, (3) became effective upon filing under Rule 462(e) under the Act, and (4) is an “automatic shelf registration statement” as defined in Rule 405 and was filed not earlier than the date that is three years prior to the Closing Date or the Option Closing Date (as applicable).  Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been made available by the Company to you.  No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.

(ii)          Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405), and is eligible to use Form S-3 for the offering of the Common Stock under the Act, and to use the Registration Statement as an automatic shelf registration statement.  The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date.

(iii)          The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form or any post-effective amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the YieldCo Parties’ knowledge, threatened by the Commission; no order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; and the Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and on the Closing Date or the Option Closing Date (as applicable), the Registration Statement complied and will comply, and the Prospectus and any amendments or supplements thereto will comply, in all material respects with the requirements of the Act and the Rules and Regulations.  At each deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof

(b)          Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is issued and on the Closing Date or the Option Closing Date (as applicable), will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time and as of the Closing Date or the Option Closing Date (as applicable), as the case may be, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(c)          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Subsidiaries listed in Exhibit B hereto are the only Significant Subsidiaries (any Subsidiary that is an operating subsidiary and that represents more than 5% of the Company’s total assets or total revenue, determined based on the unaudited historical financial statements as of and for the six month period ending June 30, 2019 included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, being referred to as a “Significant Subsidiary”) of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  The outstanding shares of share capital or other ownership interests of each of the Subsidiaries (including, without limitation, the Class A Units and the incentive distribution rights of Terra LLC) have been duly authorized and validly issued, are fully paid and, with respect to shares of share capital, non-assessable and, other than as described in the Registration Statement, the General Disclosure Package or the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of share capital or ownership interests in the Subsidiaries are outstanding.

(d)          The shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and delivered by the Company and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Stock; (i) Brookfield, a limited partnership formed under the laws of the Province of Ontario, Canada and an entity formed by affiliates of Brookfield Asset Management, Inc., beneficially owns 14% of the voting securities of the Company, Orion US Holdings 1 L.P. (“Orion”), a limited partnership incorporated under the laws of Bermuda and an entity formed by affiliates of Brookfield Asset Management, Inc., beneficially owns 51% of the voting securities of the Company, and BRE Delaware Inc., a Delaware corporation and a subsidiary of Brookfield Asset Management Inc., beneficially owns all of the incentive distribution rights of Terra LLC and (ii) the Company owns all of Terra LLC’s outstanding Class A Units.

(e)          The information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar information contained in the General Disclosure Package) in the column entitled “Actual” under the caption “Capitalization” is true and correct.  All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not:  (i) issued any securities (other than grants of equity based awards pursuant to the Company’s equity incentive and employee benefit plans); (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(f)          The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder in effect at such time.

(g)          No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  No filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(h)          The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) hereof.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

(i)          The financial statements, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position and the results of operations and cash flows of the entities purported to be shown thereby at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected combined financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented or incorporated by reference therein and the books and records of the Company.  The pro forma financial statements and other pro forma financial information in connection with the Company’s acquisition of Saeta Yield, S.A.U. included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the applicable Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Act, to the extent applicable.  The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included or incorporated in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated as required.

(j)          KPMG LLP, who has audited certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company, as required by the Act, the applicable Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

(k)          Ernst & Young LLP, who have audited certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company, as required by the Act, the applicable Rules and Regulations and the PCAOB.

(l)          Deloitte, S.L., who have audited certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company, as required by the Act, the applicable Rules and Regulations and the PCAOB.

(m)          The statements in, or incorporated by reference in, the Registration Statement, the General Disclosure Package and Prospectus under the captions “Business-Our Portfolio,” “Business-Regulatory Matters,” “Business-Government Incentives and Legislation,” “Legal Proceedings” and “Certain Relationships and Related Transactions, and Director Independence” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related-party agreements, power purchase agreements, offtake agreements and contracts for differences, are accurate summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects as of the date of the Registration Statement, the General Disclosure Package and Prospectus, as applicable. All agreements expressly referenced in the Registration Statement, the General Disclosure Package and Prospectus between the Company or any of the Subsidiaries, on the one hand, and Brookfield or Orion (or any of their respective affiliates) or any other party, on the other hand, are legal, valid and binding obligations of the Company, each such Subsidiary and Brookfield or Orion (or any of their respective affiliates), as applicable, enforceable against the Company, each such Subsidiary and Brookfield or Orion (or any of their respective affiliates), as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.  Except as described in the Registration Statement, the General Disclosure Package and Prospectus, the Company, any such Subsidiary and Brookfield or Orion (or any of their respective affiliates) have not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the General Disclosure Package and Prospectus or filed as an exhibit to the Registration Statement.

(n)          The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply (including Section 402 related to loans).  As of the date of the initial filing of the registration statement referred to in Section 1(a) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(o)          Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the YieldCo Parties, threatened against the Company or any of the Subsidiaries, or to which any property of the Company or the Subsidiaries is, or to the knowledge of the YieldCo Parties, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.  There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus.  There are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(p)          The Company and the Subsidiaries have good and marketable title to all of the properties and assets owned by it reflected in the combined financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which, in either case, (i) do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and the Subsidiaries occupy their leased properties under valid and binding leases, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(q)          The Company and the Subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such taxes being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP or where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(s)          Since the date of the most recent financial statements included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(t)          Neither the Company nor any of the Subsidiaries is, or, with respect to clause (ii) only, with the giving of notice or lapse of time or both, will be, (i) (solely in respect of the Company and the Significant Subsidiaries) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets (each, a “Governmental Entity”), except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; and no filing with, authorization, approval, consent, license, order, registration, qualification or decree of or with any such Governmental Entity is required for the execution and delivery by the YieldCo Parties of this Agreement, the issue and sale of the Shares or the consummation by the YieldCo Parties of the transactions contemplated by this Agreement, except (A) such as have already been obtained, (B) the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, or (C) any applicable regulatory approvals (if any) in connection with the Brookfield Shares.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the YieldCo Parties or any Subsidiary is a party or by which the YieldCo Parties or any Subsidiary or any of their respective properties is bound, or (B) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the YieldCo Parties or any Subsidiary or (C) any law, rule, regulation, judgment, order, writ or decree applicable to the YieldCo parties or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the YieldCo Parties or any Subsidiary, or any of their properties or assets, except in the case of clauses (A) and (C), as would not have a Material Adverse Effect.

(u)          The YieldCo Parties have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement. The execution and delivery of, and the performance by the YieldCo Parties of their respective obligations under, this Agreement (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized by all necessary corporate action or limited liability company action, as applicable, on the part of the YieldCo Parties, and this Agreement has been duly executed and delivered by each of the YieldCo Parties.

(v)          [Reserved.]

(w)          The Company and each Subsidiary have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the Company and each Subsidiary’s businesses and each of their facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written notice of proceedings relating to the revocation or modification of any Governmental License, nor have any reason to believe that any such Governmental License will not be renewed in the ordinary course.

(x)          The Company and each of the Subsidiaries own or possess or can obtain on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other intellectual property rights, as well as related rights, such as the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business in all material respects as presently conducted and currently contemplated to be conducted in the future.  Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has materially infringed, misappropriated, conflicted with or otherwise violated, or is currently materially infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any written communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, except as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the YieldCo Parties know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries.  The Company and the Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(y)          None of the material Intellectual Property employed by or on behalf of the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in material violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in material violation of the rights of any persons.  The Company and the Subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”).  The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(z)          Neither the Company nor, to the YieldCo Parties’ knowledge, any of its controlled affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(aa)          Neither the Company nor any Subsidiary is, or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(bb)          The Company and the Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in extensible Business Reporting Language included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company (i) have been advised of all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(cc)          The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports; provided that this subsection does not require that the Company comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct.

(dd)          Nothing has come to the attention of the YieldCo Parties that has caused the YieldCo Parties to believe that the statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that are not reliable and accurate in all material respects.

(ee)          The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries, with respect to the Money Laundering Laws is pending or, to the YieldCo Parties’ knowledge, threatened.

(ff)          None of the Company or the Subsidiaries or, to the YieldCo Parties’ knowledge, any director, officer, agent, employee, controlled affiliate or representative of the Company or the Subsidiaries, is currently the subject of any economic or financial sanctions administered by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Treasury Department and U.S. State Department) or any similar sanctions imposed by the European Union or any other body, governmental or other, to which the Company or any of the Subsidiaries is subject (collectively, “Sanctions”); and the YieldCo Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (A) for the purpose of financing any activities of or involving any person or territory currently the subject of any Sanctions or (B) in any other manner that would constitute or give rise to a violation of Sanctions by any party hereto, including the Underwriters.

(gg)          None of the Company or the Subsidiaries or, to the YieldCo Parties’ knowledge, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of the Subsidiaries:  (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any similar law or regulation to which the Company or any of the Subsidiaries, or any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of the Subsidiaries is subject (collectively, the “Anti-Corruption Laws”).  The Company and the Subsidiaries and, to the YieldCo Parties’ knowledge, their respective controlled affiliates, have each conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh)          The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)          Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj)          Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company and each Subsidiary have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (b) which is otherwise material; and no such proceeding has, to the YieldCo Parties’ knowledge, been threatened in writing or is known by the Company to be contemplated; (iv) neither the Company nor any Subsidiary has received written notice or is otherwise aware of any pending or threatened material claim or potential material liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such material claim or material liability; and (v) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries.

(kk)          The Shares have been approved for listing subject to notice of issuance on the NASDAQ Global Select Market.

(ll)          There are no related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(mm)          Except, in each case, (i) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) as would not, individually or in the aggregate, materially adversely affect the ability of the Company to pay dividends on the Common Stock in the amounts and at the times contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no restrictions on any Subsidiary (A) paying any dividends to the Company or Terra LLC, (B) making any other distribution on such Subsidiary’s share capital or capital stock, as the case may be or (C) repaying to the Company or Terra LLC any loans or advances to such Subsidiary from the Company or Terra LLC.

(nn)          No material labor disturbance by or material dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the YieldCo Parties, is threatened.

(oo)          Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(pp)          Except, in the case of paragraphs (i) through (vii) below, as would not reasonably be expected to have a Material Adverse Effect:

(i)          Each of the electrical generating facilities owned by the Company or any of its Subsidiaries located in the United States is, or will be, beginning at the time of first generating electric energy, (1) a small power production facility that is a qualifying facility (“QF”) under the Federal Energy Regulatory Commission (“FERC”) regulations at 18 C.F.R. Part 292 (“PURPA Regulations”) under the Public Utility Regulatory Policies Act of 1978 (“PURPA”) (such status as a QF, “QF Status”); or, (2) if not a QF, then owned or operated by an “Exempt Wholesale Generator” or “EWG” within the meaning of the Public Utility Holding Company Act of 2005 (“PUHCA”) (such status as an EWG, “EWG Status”). The QF Status of each such electrical generating facility that is a QF has been or will be, by the time such facility begins to generate electric energy, validly obtained through certification or self-certification pursuant to the PURPA Regulations, or certification or self-certification with respect to such QF Status is not required pursuant to 18 C.F.R. § 292.203(d). The EWG Status of any owner or operator of such electrical generating facility that is an EWG has been or will be, by the time such facility begins to generate electric energy, validly obtained through determination or self-certification pursuant to the FERC’s regulations at 18 C.F.R. Part 366 (“PUHCA Regulations”).

(ii)          Each Subsidiary of the Company that directly owns electrical generating facilities located outside of the United States is a foreign utility company (“FUCO”) under the PUHCA Regulations.

(iii)          The Company and its Subsidiaries are not subject to, or are exempt from, regulation under the federal access to books and records, accounting, record-retention and reporting provisions of PUHCA (other than regulation under PUHCA related to obtaining and maintaining EWG Status, as applicable) (the “PUHCA Exemption”). Any of the Company and any Subsidiary that is a holding company as defined under PUHCA, are holding companies under PUHCA solely with respect to one or more QFs, FUCOs or EWGs and are entitled to the benefit of blanket authorization under Section 203(a)(2) of the Federal Power Act (“FPA”) pursuant to 18 C.F.R. § 33.1(c)(6) and (c)(8).

(iv)          If and to the extent that the Company or a Subsidiary of the Company is subject to regulation under Sections 204, 205 and 206 of the FPA it (1) makes all of its sales of electricity exclusively at wholesale, (2) has authority to engage in wholesale sales of electricity at market-based rates, and to the extent permitted under its market-based rate tariff, other products and services at market-based rates, and (3) has such waivers and authorizations as are customarily granted to market-based rate sellers by FERC, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA. Any such market-based rate authorizations and waivers pursuant to the previous sentence are not subject to any pending challenge or investigation at FERC, and FERC has not issued any orders imposing a rate cap, mitigation measure, or other limitation on its authority to engage in sales at market-based rates, other than challenges, investigations, rate caps and mitigation measures generally applicable to wholesale sellers participating in the applicable electric market.

(v)          None of the Company or any Subsidiary of the Company will, as the result of entering into this Agreement or issuing the Shares, or any transaction contemplated hereby or thereby (for the avoidance of doubt, not including the sale of the Brookfield Shares by the Company), be subject to state laws and regulations respecting the rates of, or the financial or organizational regulation of, electric utilities (as described for purposes of the exemption provided under PURPA as defined in 18 CFR § 292.602(c)).

(vi)          None of the Underwriters or any of their “affiliates” (as defined under the PUHCA Regulations) of any of them will, solely as a result of each of the Company’s and its Subsidiaries’ respective ownership, leasing or operation of its electrical generating facility, the sale or transmission of electricity therefrom or the Company’s or any of its Subsidiaries’ entering into this Agreement or issuing the Shares, or any transaction contemplated hereby or thereby, be subject to regulation under (1) the FPA (other than with respect to the blanket authorizations for underwriting activities under Section 203(a)(2) of the FPA, set forth in 18 CFR § 33.1(c)(10)(i), and under Section 203(a)(1) of the FPA set forth in 18 CFR § 33.1(c)(15)), (2) PUHCA, or (3) state laws and regulations respecting the rates of, or the financial or organizational regulation of, electric utilities (as described for purposes of the exemption provided under PURPA as defined in 18 CFR § 292.602(c)).

(vii)          All approvals required from FERC under the FPA and PUHCA for the Company or any Subsidiary of the Company to enter into this Agreement and perform its obligations thereunder, including issuing the Shares, other than those approvals that have already been obtained or are not required until after the Closing Date, have been obtained, are in full force and effect, and are not subject to any protests or challenges.

(qq)          The statements made in the Prospectus and the General Disclosure Package under the caption “Certain U.S. Federal Income Tax Considerations For Non-U.S. Holders,” insofar as they purport to describe material tax consequences of an investment in the Shares, fairly summarize the matters therein described.

2.          Purchase, Sale and Delivery of the Shares.

(a)          On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $16.77 per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.

(b)          Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of book-entry interests therefor to the Representative for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the second business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  As used herein, “business day” means a day on which the NASDAQ Global Select Market is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

(c)          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which the Option Shares are to be delivered.  The time and date at which book-entry interests for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option (unless the Representative and the Company otherwise agree in writing), nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  Notwithstanding any of the foregoing to the contrary, if the date of exercise of the option is two or more business days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Company against delivery of book-entry interests therefor through the facilities of The Depository Trust Company, New York, New York.

3.          Offering by the Underwriters.  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so.  The Firm Shares are to be initially offered to the public in transactions on the NASDAQ Global Select Market, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.          Covenants of the Company.  The Company covenants and agrees with the several Underwriters that:

(a)          The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)          The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (such approval not to be unreasonably conditioned, delayed or withheld) (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)          The Company will advise the Representative as promptly as practicable (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (iv) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the YieldCo Parties, threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any order referred to in clause (v) or (vii) of this paragraph and to obtain as soon as practicable the lifting thereof, if issued.

(d)          The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (i) qualify as a foreign corporation, (ii) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject, or (iv) qualify as a dealer of securities in any such jurisdiction if it is not otherwise so qualified.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(e)          The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request.  The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request.  The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.  If requested, the Company will deliver to the Representative at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(f)          The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company as promptly as practicable will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)          If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company as promptly as practicable will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(h)          The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) satisfying the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(i)          No offering, pledge, sale, contract to sell, short sale or other disposition of any Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock or derivative of the Common Stock (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative.  The restrictions contained in the foregoing sentence shall not apply to (A) the issuance and sale of the Shares to be sold hereunder, the issuance and sale of the Brookfield Shares by the Company to Brookfield, and any issuance of Common Stock to Brookfield in connection with settlement of certain existing litigation pursuant to the merger and sponsorship transaction agreement, dated March 6, 2017 (B) the issuance of Common Stock upon exercise, conversion, settlement or vesting of any outstanding warrants, share options, restricted share units or other derivative securities or share-based awards granted pursuant to the Company’s equity incentive and employee benefit plans (including employee share purchase plans) disclosed in the General Disclosure Package and the Prospectus, (C) the issuance of Common Stock, or the issuance of options to purchase Common Stock, or the grant of other equity-based awards (including any securities convertible into Common Stock), pursuant to the Company’s equity incentive and employee benefit plans (including employee share purchase plans) disclosed in the General Disclosure Package and the Prospectus or (D) the filing of any registration statement on Form S-8 with respect to the Company’s equity incentive and employee benefit plans (including employee share purchase plans) disclosed in the General Disclosure Package and the Prospectus. For the avoidance of doubt, this paragraph shall not prohibit any post-effective amendment to the Company’s Registration Statement on Form S-3 (File No. 333-234076).

(j)          The Company will use its reasonable best efforts to list the Shares, subject to notice of issuance, for quotation on the NASDAQ Global Select Market and maintain the listing of the Shares on the NASDAQ Global Select Market.

(k)          The Company has caused each person or entity identified on Schedule IV hereto, to execute and deliver to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(l)          The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(m)          The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(n)          The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o)          The Company will not knowingly take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.          Costs and Expenses.  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses (except roadshow expenses incurred by the Underwriters); (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey and, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; (viii) all expenses and application fees related to the listing of the Shares on the NASDAQ Global Select Market; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; and (xi) the expenses (other than legal fees and disbursements of counsel for the Underwriters) incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws.  The Company shall not, however, be required to pay for any of the Underwriter’s costs or expenses (except for “Blue Sky” expenses) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 10(a)(i) or (vi) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless, in each case, such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of one counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.  Notwithstanding anything to the contrary in this Section 5, the Company, on the one hand, and the Underwriters, on the other hand, shall share pro-rata (based on the number of passengers from the Company and the Underwriters) any third party costs of private aircraft incurred by or on behalf of the Company in connection with the roadshow.

6.          Conditions of Obligations of the Underwriters.  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance in all material respects by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)          The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430B or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission, and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.  No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)          The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex A hereto.

(c)          The Representative shall have received from Milbank LLP, counsel for the Underwriters, an opinion and negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d)          The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, from each of (i) KPMG LLP with respect to the Company and the Subsidiaries, (ii) Ernst & Young LLP with respect to the Company and the Subsidiaries and (iii) and Deloitte, S.L. with respect to TERP Spanish HoldCo, S.L. and its subsidiaries, containing such statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained, or incorporated, in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)          The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company, which shall be delivered on behalf of the Company and not the signatory in his or her personal capacity, certifying as follows, as of the Closing Date or the Option Closing Date, as the case may be:

(i)          The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)          The representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be;

(iii)          Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been a Material Adverse Effect; and

(iv)          The Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(f)          The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g)          The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the NASDAQ Global Select Market.

(h)          The Lockup Agreements described in Section 4(k) hereof are in full force and effect.

(i)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

(j)          Brookfield shall have entered into a stock purchase agreement with the Company in respect of the purchase by Brookfield of the Brookfield Shares, such agreement being subject only to the sale of the Firm Shares to the Underwriters and the receipt of applicable regulatory approvals (if any).

(k)          The Representative shall have received on or before the date of this Agreement a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company in form and substance reasonably satisfactory to the Representative.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

7.          Indemnification.

(a)          The YieldCo Parties agree, jointly and severally:

(i)          to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) that arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that none of the YieldCo Parties will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to any of the YieldCo Parties by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof; and

(ii)          to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses documented and reasonably incurred by such Underwriter, director or officer or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, director or officer or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that any such Underwriter, director, officer or controlling person, as the case may be, was not entitled to receive payments for legal and other out-of-pocket expenses pursuant to this subparagraph, such Underwriter, director, officer or controlling person, as the case may be, will promptly return all sums that had been advanced pursuant hereto.  This indemnity agreement will be in addition to any liability which such YieldCo Parties may otherwise have.  The obligations of the YieldCo Parties under this Section 7 shall extend, upon the same terms and conditions, to broker-dealer affiliates of the Underwriters.

(b)          Each Underwriter severally and not jointly will indemnify and hold harmless the YieldCo Parties, each of their respective directors, each of their respective officers who have signed the Registration Statement, and each person, if any, who controls any of the YieldCo Parties within the meaning of the Act, against any losses, claims, damages or liabilities to which any of the YieldCo Parties or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses documented and reasonably incurred by any of the YieldCo Parties or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the applicable party or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the YieldCo Parties by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.  In the event that it is finally judicially determined that the YieldCo Parties were not entitled to receive payments for legal and other out-of-pocket expenses pursuant to this subparagraph, the YieldCo Parties will promptly return all sums that had been advanced pursuant hereto.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced (through the forfeiture of substantive rights or defenses) by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the documented and reasonably incurred fees and expenses of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the documented and reasonably incurred fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, based on the advice of outside counsel to the parties, be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company or Terra LLC in the case of parties indemnified pursuant to Section 7(b) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent required under this Section 7. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party is obligated under this Section 7(c) to reimburse the indemnified party for such fees and expenses and the indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the YieldCo Parties on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the YieldCo Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the YieldCo Parties on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportion as (i) the total net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and (ii) the difference between (x) the aggregate price to the public received by the Underwriters from the sale of the Shares and (y) the aggregate price paid by the Underwriters to the Company for the Shares purchased pursuant to this Agreement, bear to the aggregate price to the public received by the Underwriters from the sale of the Shares pursuant to this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the YieldCo Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The YieldCo Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other out-of-pocket expenses documented and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the aggregate difference between (x) the aggregate price to the public received by the Underwriter from the sale of the Securities and (y) the aggregate price paid by the Underwriter to the Company for the Shares purchased by such Underwriter pursuant to this Agreement, and no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)          Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the YieldCo Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, any of the YieldCo Parties, their respective directors or officers or any persons controlling any of the YieldCo Parties, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to any of the YieldCo Parties, their respective directors or officers, or any person controlling any of the YieldCo Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.          Default by Underwriters.  If, on the Closing Date, or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 6 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.          Notices.  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  (i) if to the Underwriters, to RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281; and (ii) if to the Company, to TerraForm Power, Inc., 200 Liberty Street, 14th Floor, New York, NY 10281, Attention: William Fyfe, General Counsel and Secretary.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other reasonable information that will allow the Underwriters to properly identify their respective clients.

10.          Termination.  This Agreement may be terminated by you by notice to the Company:

(a)          at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares), if any of the following has occurred:  (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC or the NASDAQ Global Select Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv)  the declaration of a banking moratorium by the United States or New York State authorities; (v) the suspension of trading of the Common Stock by the NASDAQ Global Select Market, the Commission or any other governmental authority; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of such debt securities or preferred shares (other than an announcement with positive implications of a possible upgrading); or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b)          as provided in Sections 7 and 9 of this Agreement.

11.          Successors.  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and Terra LLC and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.          Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the first and second sentences of the eighth paragraph under the caption “Underwriting” in the Prospectus.

13.          Miscellaneous.  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or broker-dealer affiliate, director, officer or controlling person thereof, or by or on behalf of the Company or any director, officer or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.  Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action by the Representative shall be binding upon the Underwriters.

14.          Recognition of the U.S. Special Resolution Regimes.

(i)
In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
TERRAFORM POWER, INC.
By:	/s/ William Fyfe
Name: William Fyfe
Title: General Counsel & Secretary
TERRAFORM POWER, LLC
By:	/s/ William Fyfe
Name: William Fyfe
Title: General Counsel & Secretary

[Signature Page to TERP - Underwriting Agreement (October 2019)]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC Capital Markets, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

As Representative of the several Underwriters
listed on Schedule I hereto

[Signature Page to TERP - Underwriting Agreement (October 2019)]

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased

RBC Capital Markets, LLC	14,907,573

SCHEDULE II

Number of Shares:  14,907,573 Firm Shares, with an option to purchase up to 2,236,135 additional Option Shares.

The price per share for the Shares shall be, as to each investor, the price paid by such investor.

Number of Brookfield Shares:   2,981,514.

SCHEDULE III

None.

SCHEDULE IV

List of Persons and Entities Subject to Lock-Up

Orion US Holdings 1 LP
BBHC Orion Holdco L.P.
John Stinebaugh
Michael Tebbutt
Valerie Hannah
William Fyfe
Brian Lawson
Carolyn Burke
Christian S. Fong
Harry Goldgut
Richard Legault
Mark McFarland
Sachin Shah

ANNEX A

EXHIBIT A

Lock-Up Agreement
October 3, 2019
TerraForm Power, Inc.

RBC Capital Markets, LLC

As Representative of the
Several Underwriters

200 Vesey Street
New York, NY 10281

Ladies and Gentlemen:

The undersigned understands that RBC Capital Markets, LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TerraForm Power, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representative, of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period commencing on the date hereof and continuing until, and including, the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities (including securities convertible into or exercisable or exchangeable for Common Stock) (i) by gift, will or intestacy, (ii) to an immediate family member or a trust formed for the benefit of an immediate family member, (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust, (iv) in a distribution to partners, members or shareholders of the undersigned, (v) acquired in open market transactions after the completion of the Public Offering, (vi) to any person or entity that directly or indirectly controls, is controlled by, or is under common control with the undersigned or (vii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company (including voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; provided, however, it shall be a condition to any transfer permitted under clause (i), (ii), (iii), (iv) or (vi) that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement; provided further that, for clause (i), (ii), (iii), (iv) or (vi), the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended.  For purposes of this paragraph, “immediate family member” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin.
Exhibit A-1

In addition, the restrictions set forth in this Lock-Up Agreement shall not prohibit or restrict the undersigned from (i) establishing a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that no sales of shares of Common Stock shall occur under such plan and no public disclosure of any such action shall be required or shall be made voluntarily by any person prior to the expiration of the 60-day period referred to above, or (ii) exercising an option to purchase shares of Common Stock granted under any share-based compensation plan of the Company, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement.

The undersigned agrees that the Company is authorized to cause the transfer agent for the Company to note stop transfer instructions on the transfer books and records of the Company with respect to any Common Stock or other Company securities for which the undersigned is the record or beneficial holder.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to November 3, 2019, (ii) the Company files an application to withdraw, and the Commission consents to the withdrawal of, the registration statement related to the Public Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) the Representative notifies the Company, or the Company notifies the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, this agreement shall be of no further force or effect as of such time.
Exhibit A-2

EXHIBIT B

SIGNIFICANT SUBSIDIARIES

1.	Imperial Valley Solar 1, LLC

2.	Bishop Hill Energy LLC

3.	California Ridge Wind Energy LLC

4.	Prairie Breeze Wind Energy LLC

5.	Rattlesnake Wind I LLC

6.	South Plains Wind Energy, LLC

7.	Extresol 1, S.L.

8.	Extresol 2, S.L.

9.	Extresol 3, S.L.

10.	Manchasol 2, Central Termosolar Dos, S.L.

11.	Al-Andalus Wind Power, S.L.

Exhibit B-1